Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form S-3 of Globix Corporation of our report dated April 5, 2005, appearing in Form 8-K/A, relating to the financial statements of Neon Communications, Inc. and Subsidiaries as of December 31, 2004 and for the year then ended, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Amper, Politziner & Mattia, P.C.
Edison, New Jersey
September 21, 2005